UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 26, 2024

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 - 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2024, Augusta Gold Corp. (the “Company”) entered into an unsecured note purchase agreement (the “Purchase Agreement”) with Donald Taylor (the “Lender”) to offer and sell an unsecured promissory note of the Company (the “Note”) in exchange for the Lender loaning the Company US$262,500 (the “Loan”). In connection with the Loan, the Company issued 300,000 warrants (the “Warrants”) to the Lender. Each Warrant is exercisable for one share of the Company’s common stock for a period of five years at an exercise price of C$0.62.

The Loan and the issuance of the Note and the Warrants occurred on February 26, 2024. The Company anticipates using the Loan for general corporate purposes.

The Purchase Agreement contains customary representations and warranties by the Company and the Lender. The Purchase Agreement also contains certain covenants of the Company including maintaining its status as a reporting issuer, maintaining books and records, maintaining its properties, and compliance with laws.

The Note bears interest at a rate of 14% and matures on December 31, 2024.

Under the terms of the Note, the following events constitute an event of default permitting the holder of the Note to exercise remedies including accelerating the payment of the full amount of the Note plus Interest and exercising rights under the Security Agreement, including selling assets of the Company to satisfy obligations under the Note: (i) the Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than five (5) days after the maturity date or at a date fixed by acceleration or otherwise; (b) any representation or warranty made or deemed made by the Company in the Purchase Agreement or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made; (c) the Company fails to observe or perform (a) any covenant, condition or agreement contained in Section 3 or (b) any other covenant, obligation, condition or agreement contained in the Loan Documents and such failure continues for 30 days; (d) the Company fails to pay when due any of its material debts (other than debts arising under this Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such debt; (e) one or more judgments or decrees in an amount exceeding in the aggregate $1,000,000 shall be entered against the Company or its subsidiaries and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; (f) the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; or (g) within sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

The Company paid the Lender an origination fee of US$12,500 on the closing of the issuance of the Note and Warrant Certificate pursuant to the Purchase Agreement.

The above is a summary of the material terms of the Purchase Agreement and the Note and is qualified in its entirety by the complete terms and conditions of such agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02. The Warrants were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended based in part of the representations and warranties of Mr. Taylor contained in the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Name

10.1	Unsecured Promissory Note Purchase Agreement with Donald Taylor

10.2	Unsecured Promissory Note with Donald Taylor

10.3	Warrant certificate with Donald Taylor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: March 1, 2024	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal